UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2019

_________________

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8560 Main Street, Suite 4, Williamsville, New York (Address of Principal Executive Office)		14221 (Zip Code)
Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.00001 par value	XXII	NYSE American

Item 5.02(b):	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2019, and effective July 26, 2019, Henry Sicignano III resigned as the President and Chief Executive Officer, and as a member of the Board of Directors, of 22nd Century Group, Inc. (the “Company”) for personal reasons. In connection with Mr. Sicignano's resignation, the Company and Mr. Sicignano:

•	Entered into a consulting agreement for Mr. Sicignano to consult with the Company on a variety of corporate matters for $200,000 per year over a term of 42 months;

•	Agreed that the Company would continue to provide Mr. Sicignano with group health insurance for a period of 42 months;

•	Agreed that all of Mr. Sicignano’s unvested stock options (constituting 297,369 stock options) shall vest immediately and the exercise date of all of Mr. Sicignano’s options shall be the date that is the lesser of (a) 48 months from July 26, 2019 or (b) the latest exercise date allowable under the option award agreement; and

•	Entered into into a mutual general release and a non-competition agreement.

The Company did not appoint an interim Chief Executive Officer. Michael J. Zercher, the Company’s Chief Operating Officer, will oversee the Company's operations as an internal and external search for a new Chief Executive Officer is conducted.

The Company issued a press release regarding Mr. Sicignano’s resignation which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01:       Other Information.

On June 19, 2019, the Company, Crede CG III, LTD. (“Crede”) and Terren Peizer (“Peizer”) participated in a settlement conference meeting as required by the United States District Court for the Southern District of New York.  Subsequently, the Company, Crede and Peizer entered into a settlement agreement that settled the litigation, effective as of July 22, 2019. Under the terms of the settlement agreement: (i) the Company will issue to Crede an aggregate of Nine Hundred Ninety Thousand (990,000) shares of common stock of the Company in full satisfaction of the cashless exchange of the Tranche 1A warrant and in settlement of all disputes between Crede, Peizer and the Company; (ii) Crede granted a proxy to the Company for a period of five (5) years for the Company to vote all of the shares of common stock of the Company owned by Crede in favor of the recommendations by the Company’s Board of Directors (excluding any extraordinary transactions); (iii) Crede agreed to not purchase, borrow or short any securities of the Company; and (iv) the Company, Crede and Peizer agreed to mutual releases of all claims between the parties and the dismissal of all the litigation claims and counterclaims with prejudice.

Item 9.01(d):	Financial Statements and Exhibits.

Exhibit 99.1	Press release dated July 26, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Michael J. Zercher
Date: July 26, 2019	Michael J. Zercher
Chief Operating Officer